UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2018

AMN HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16753	06-1500476
(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California 92130
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    On April 18, 2018, AMN Healthcare Services, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)    The following items of business were voted upon by the Company’s shareholders at the Annual Meeting:

1.	Each of the Board of Directors’ nominees for director was elected to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, by the vote set forth in the table immediately below:

Director	For	Against	Abstain	Broker Non-Votes
Mark G. Foletta	42,064,904	577,670	17,390	2,719,672
R. Jeffrey Harris	41,846,544	796,302	17,118	2,719,672
Michael M.E. Johns, M.D.	41,779,512	862,712	17,740	2,719,672
Martha H. Marsh	42,319,048	327,882	13,034	2,719,672
Susan R. Salka	41,992,350	655,628	11,986	2,719,672
Andrew M. Stern	41,489,315	1,153,359	17,290	2,719,672
Paul E. Weaver	41,888,446	753,828	17,690	2,719,672
Douglas D. Wheat	41,620,173	1,022,171	17,620	2,719,672

2.	The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
39,856,499	2,445,404	358,061	2,719,672

3.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
44,014,029	1,346,471	19,136	0

4.	Shareholders did not approve a proposal to lower the threshold necessary for shareholders to call a special meeting from 20% to 10% by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
18,724,184	23,868,879	66,901	2,719,672

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: April 24, 2018	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer